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                                                                    EXHIBIT 21.1

                DIRECT AND INDIRECT SUBSIDIARIES OF THE COMPANY

  1.  Exide Electronics Corporation
  2.  Exide Electronics International Corp.
  3.  International Power Machines Corporation
  4.  Lectro Products, Inc.
  5.  Exide Electronics International Sales Corp.
  6.  Exide Electronics USA Holdings Corp.
  7.  DataTrax Acquisition Corporation
  8.  Exide Electronics Canada, Inc.
  9.  Exide Electronics, S.A.(1)
 10.  Exide Electronics, GmbH
 11.  MPL Powerware Systems, Ltd.
 12.  Exide Electronics, B.V.(1)
 13.  GS-EE Co., Ltd.(2)
 14.  LorTec Power Systems, Inc.
 15.  IPM Pacific Limited(3)
 16.  International Power Machines, GmbH(3)
 17.  International Power Machines Canada, Inc.(3)
 18.  International Power Machines de Mexico, S.A.(3)
 19.  Deltec Power Systems, Inc.(4)
 20.  Deltec Electronics Corporation
 21.  FPS Power Systems Oy Ab
 22.  Deltec S.A. de C.V.(5)
 23.  Fiskars Power Systems AS
 24.  FPS Power Systems AS
 25.  Fiskars Power Systems AB
 26.  Fiskars Electronics Limited
 27.  Fiskars Power Systems, GmbH
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Notes:
(1) Except for a de minimus number of shares held by officers and/or directors as required by the laws of the country in which the subsidiary was formed, Exide Electronics International Sales Corp. owns all of the outstanding capital stock of this subsidiary.
(2) MPL Powerware Systems Ltd. owns 50% of the ownership interests of this subsidiary.
(3) Except for a de minimus number of shares held by officers and/or directors as required by the laws of the country in which the subsidiary was formed, International Powerware Machines Corporation owns all of the outstanding capital stock of this subsidiary.
(4) The Company owns all of the outstanding capital stock of Deltec Power
     Systems, Inc. except for fifty (50) shares of Class A Preferred Stock held by Fiskars Holding, Inc.
(5) Except for a de minimus number of shares held by officers and/or directors as required by the laws of the country in which this subsidiary was formed, Deltec Electronics Corporation owns all of the outstanding capital stock of this subsidiary.

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